ARTICLES OF AMENDMENT
                                                        TO
                                             ARTICLES OF INCORPORATION
                                                        OF
                                             CHICKEN ACQUISITION CORP.

             The undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

             1.            The name of the Corporation is CHICKEN ACQUISITION
CORP.

             2. Article I of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

                                                     ARTICLE I

                                                       NAME

             The name of the corporation is CHICKEN KITCHEN CORPORATION.

             3. The number of votes cast by the common stockholders, the only group entitled to bote, was sufficient for approval. The foregoing amendments were adopted by the directors and shareholders of the Corporation on February 12, 1997.

                                                  CHICKEN ACQUISITION CORP.


February 12, 1997
By:_________________________________
                                                       President



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